PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated February 17, 2006)              REGISTRATION NO. 333-78575


                               [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                          Share        Trading
                Name of Company             Ticker       Amounts       Market
     ----------------------------------  ------------  -----------  ------------
     Amazon.com, Inc.                        AMZN          18          NASDAQ
     CMGI Inc.                               CMGI          10          NASDAQ
     CNET Networks, Inc.                     CNET           4          NASDAQ
     EarthLink, Inc.                         ELNK         6.23         NASDAQ
     eBay Inc.                               EBAY          48          NASDAQ
     E*TRADE Financial Corporation            ET           12           NYSE
     McAfee, Inc.                            MFE            7           NYSE
     Priceline.com Incorporated              PCLN       1.166666       NASDAQ
     RealNetworks, Inc.                      RNWK           8          NASDAQ
     TD Ameritrade HLDG Corp.                AMTD           9          NASDAQ
     Time Warner Inc.                        TWX           42           NYSE
     Yahoo! Inc.                             YHOO          52          NASDAQ

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.